CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 of Transamerica Financial Life Insurance Company (No. 333-281598) (the “Registration Statement”) of our report dated April 11, 2024 relating to the statutory basis financial statements of Transamerica Financial Life Insurance Company.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

August 18, 2025